DEED

THIS DEED made the 24 day of December in the year two thousand four (2004),

between **TRANSDERM LABORATORIES CORPORATION, (incorrectly referred to in prior Deed as Transderm Laboratories Corp.)** a corporation organized and existing under the laws of the State of Delaware,

Grantor

and **YORK REALTY LEASING, LLC**, a limited liability company organized and existing under the laws of the State of Delaware,

Grantees

WITNESSETH, that in consideration of **ONE MILLION TWO HUNDRED THOUSAND and 00/100 DOLLARS ($1,200,000.00)** in hand paid, the receipt whereof is hereby acknowledged, the said Grantor does hereby grant and convey to the said Grantee, its successors and assigns,

ALL that certain tract of land with the improvements thereon erected, situate, lying and being in the Township of Manchester, County of York and Commonwealth of Pennsylvania, identified as Lot No. 2 on a Final Subdivision Plan for Property along Sinking Springs Lane of Herculite Products, Inc. Health Chem Corp., recorded in the Office of the Recorder of Deeds in and for York County, Pennsylvania in Plan Book KK, Page 288, more fully described as follows, to wit:

BEGINNING at a point in the centerline of Sinking Springs Lane (T-839), a sixty feet wide public street at a corner of Lot No. 1 as shown on said Plan; thence continuing along the centerline of Sinking Springs Lane, the following two courses and distances, to wit: 1) North thirty-four (34) degrees, thirty-five (35) minutes, fifty (50) seconds West, a distance of two hundred eighty-five and zero one-hundredths (285.00) feet to a point, and 2) North thirty-four (34) degrees, forty-six (46) minutes, ten (10) seconds West, a distance of two hundred nineteen and seventy-two one-hundredths (219.72) feet to a point at lands now or formerly of Blaine N. Rentzel; thence continuing along lands now or formerly of Blaine N. Rentzl, the following three courses and distances, to wit: 1) North seventeen (17) degrees, forty-nine (49) minutes, ten (10) seconds East, a distance of one hundred sixty-two and zero one-hundredths (162.00) feet to a point, 2) South seventy-two (72) degrees, eleven (11) minutes, thirty (30) seconds East, a distance of one hundred forty-seven and eleven one-hundredths (147.11) feet to a point, and 3) North seventeen (17) degrees, forty-one (41) minutes, forty (40) seconds East, a distance of seventy-two and eighteen one-hundredths (72.18) feet to a point at Lot No. 1 as shown on said Plan; thence along said Lot No. 1, the following two courses and distances, to wit: 1) South thirty-four (34) degrees, forty-six (46) minutes, ten (10) seconds East, a distance of five hundred sixty-four and twenty-

nine one-hundredths (564.29) feet to a point, and 2) South sixty-two (62) degrees, fifteen (15) minutes, zero (00) seconds West, a distance of two hundred seventy-eight and twenty-six one-hundredths (278.26) feet to the centerline of Sinking Springs Lane, the point and place of BEGINNING. Containing 3.533 acres.

BEING the same premises which Herculite Products, Inc., a New York corporation, by its Deed dated August 31, 1995, and recorded September 7, 1995, in the Office of the Recorder of Deeds in and for York County, Pennsylvania, in Land Record Book 1172, Page 432, granted and conveyed unto Transderm Laboratories Corp.

UNDER AND SUBJECT TO a thirty-five feet wide access easement for Lot No. 1.

FURTHER UNDER AND SUBJECT, NEVERTHELESS, to all restrictions, conditions, easements and other matters appearing as of record.

AND the said Grantor hereby covenants and agrees that it will warrant SPECIALLY the property hereby conveyed.

IN WITNESS WHEREOF, said Grantor has hereunto set its hand and seal the day and year first above written.

Signed, Sealed and Delivered
in the Presence of

TRANSDERM LABORATORIES
CORPORATION

By: Ronald J. Burghauser